EXHIBIT 10.15

ALLONGE

          This Allonge is attached to and made an integral part of that certain Promissory Note (the “Note”) dated February 1, 2001, in the original principal amount of one hundred forty thousand Dollars ($140,000) from SinoFresh Laboratories, Inc., an Alabama corporation (“Company”) in favor of Invest Linc Emerging Growth Equity Fund I, L.L.C. a Nevada limited liability company (“Lender”), which entity is currently the owner and holder of the Note and of all indebtedness evidenced thereby. Terms used herein with initial capital letters, to the extent not otherwise defined herein, shall have the meanings given such terms in the Note.

          The Note was executed and delivered pursuant to that certain Security Agreement dated February 1, 2001, between Company and Lender (the “Loan Agreement”). The undersigned (“SFH”) has executed and delivered in favor of Lender an Assumption Agreement pursuant to which the undersigned has assumed certain of the “Obligations” under the Loan Agreement, including without limitation the obligations evidenced by the Note, as amended hereby. This Allonge is being executed and delivered in order to further implement the terms and provisions of the Assumption Agreement. SFH hereby assumes all obligations of Company in respect of the Note, to the same extent as if SFH had been an original party as “Company” to the Note, as amended hereby. Lender shall be entitled to enforce all of the obligations of Company under the Note against each of Company and SFH, jointly and severally. From and after the date of this Allonge, all references in the Note to Company shall mean and include both Company and SFH.

          All terms and conditions of the Note, with respect to Company, shall remain in full force and effect. The undersigned hereby expressly ratifies and affirms all such terms and conditions as of the effective date hereof subject to the following amendments:

(a)	Section 2, with respect to SFH, rather than referring to the IRR, shall refer to the 2002 Stockholders Agreement of SinoFresh HealthCare, Inc., dated as of the date hereof.

(b)	Section 3, with respect to SFH, instead shall read:

“Until this Note is completely retired the undersigned shall make payments on this Note as follows: (i) $28,000 toward the interest and principal amount upon execution of the Assumption Agreement, (ii) $28,000 toward principal and interest on or before February 15, 2003 and (iii) $21,000 toward principal and interest quarterly thereafter until full repayment is made. In addition, on February 15, 2003, the undersigned shall make a payment of $420 which shall not be considered a part of principal or interest on the Note. Interest shall accrue and be computed at the rate of ten percent (10%) per annum on the unpaid principal balance of this Note for the period from the date of this Note until the date of such interest payment. All payments shall first be applied to interest and then to principal. Notwithstanding any provision to the contrary, if SFH issues equity securities in exchange for cash and, at any time, twenty percent (20%) of the total cash received exceeds the amount of principal and interest paid on this Note while this Note remains outstanding (the amount in excess of the amount of principal and interest paid on this Note while this Note remains outstanding up to and including twenty percent (20%) of total cash received shall be referred to herein as the “Excess Amount”), then that Excess Amount shall be paid immediately to Lender. On the Maturity Date, the undersigned shall pay the holder all unpaid principal and interest on this Note.

Principal and interest shall be payable at the most recent address as the Registered Holder shall have designated to SFH in writing. This Note is subject to optional prepayment, in whole or in part from time to time, by SFH upon fifteen (15) days prior written notice to the holder. At any time prior to such prepayment, the holder shall have the right to convert his Note in whole or in part into Series C Preferred Stock of SFH as provided in Section 6 below.”;

(c)	Section 5, the definitions of Maturity Date and Primary Documents, with respect to SFH, instead shall read:

‘Maturity Date’ shall mean the earlier of June 30, 2004 or when the Excess Amount and any other amounts paid on this Note in the aggregate equal the amount due under this Note.

‘Primary Documents’ shall mean: This Note, as amended by this Allonge and the Security Agreement, as amended by the Assumption Agreement by and between Lender and SFH of even date herewith”;

(d)	Section 6(a), with respect to SFH, the term “Common Stock” shall be deleted and replaced with “Series C Preferred Stock.”

(e)	Section 6(b), with respect to SFH, instead shall read:

“For purposes hereof the term ‘Applicable Conversion Price’ shall mean the lowest cash price per share of Series C Preferred Stock of SFH paid by the investors represented by Sargon Capital, Inc. as it may be adjusted from time to time by any pro rata non-cash distributions to holders of shares of Series C Preferred Stock of SFH, including without limitation, stock dividends, stock splits and securities issued in a recapitalization.”;

(f)	Section 7(m), (n) and (o), with respect to SFH, are deleted;

(g)	Section 8(a)(i), with respect to SFH, instead shall read:

“(i) Sell, transfer, lease, otherwise dispose of, mortgage, assign, pledge, grant a security interest in, or otherwise encumber any of the Company’s property, except with respect to outsourced manufacturing providers being granted a lien in product made by such provider, which shall include, but not be limited to, Acumed, Inc., provided however, that as long as the Company receives reasonably equivalent value in return the Company is permitted to (A) sell, transfer, lease or otherwise dispose of assets that are obsolete and worn out or which are no longer necessary for the operation of the business of the Company, or (B) sell manufactured or assembled goods in the ordinary course of business”;

(h)	Section 8(a)(iii), with respect to SFH, is modified to read as follows:

issue any additional stock, whether common or preferred except for shares of common stock and Series A, B and C preferred Stock previously issued and any shares of stock issued for fair value; provided that Lender’s equity interest in SFH shall not be diluted by such issuance, unless and until the Note has been paid in full.

(i)	Section 8(a)(iv), with respect to SinoFresh Laboratories, Inc. language regarding ceasing operations, liquidating or dissolving is hereby deleted;

(j)	Section 8(c), with respect to SFH, is deleted;

(k)	Section 8(d), with respect to SFH, rather than referring to the sum of $400,000, shall refer to the sum of $1,000,000;

(1)	Section 8(i), with respect to SFH, shall be amended to include the language:

“except the Company shall be allowed to change its place of business in the State of Florida once within one year of this Agreement’

(m)	Section 8(1), with respect to SFH, is modified to read as follows:

issue any shares of its capital stock or other securities of any kind except as permitted in exchange for the Note, those shares of common stock and Series A, B, and C stock previously issued and those shares of stock issued for fair value; provided that Lender’s equity shall not be diluted by such issuances unless and until the Note has been paid in full.

(n)	Section 8(n), with respect to SFH, is deleted; and

(o)	Section 21 shall be deleted and the following provision substituted therefor:

“Survival. Sections 5 and 11-21 (and any other provision which by its terms contemplates such survival) shall survive the repayment of the amounts due under this Note.”

                    IN WITNESS WHEREOF, the undersigned has executed and delivered this Allonge as of November 15, 2002.

SinoFresh HealthCare Inc., a Delaware corporation

By:	/s/ Andrew Badolato

Name: Andrew Badolato
Title: President

CONSENTED AND AGREED TO effective as of the 16th day of December, 2002:

Invest Linc Emerging Growth Equity Fund I, L.L.C. a
Nevada limited liability company

By:	/s/ Craig Terrill

Name: Craig Terrill
Title: Managing Member

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